IMMURON LIMITED.

CONSULTANCY AGREEMENT

THIS AGREEMENT IS MADE ON March 29 2017

PARTIES

DAN PERES
Address: 9 Luriya St., Tel-Aviv Israel 6314209 …………………………………… **(Consultant)**

IMMURON LIMITED ABN 80 063 114 045 of Level 1, 18 Kavanagh Street, Southbank 3006 Victoria, Australia (**Client**)

AGREEMENTS

The Client engages the Consultant to provide the Services, and the Consultant accepts the engagement.

The terms of the engagement are set out in Annexures 1 and 2.

SIGNED AS AN AGREEMENT

Signed by **Dr DAN PERES**

. . . .
Signature of authorised person

Chief Medical Officer
. . . .
Office held

Dan Peres
. . . .
Name of authorised person (print)

Signed by **IMMURON LIMITED**

Signature of authorised person

CEO
Office held (if applicable)

Thomas Liquard
Name of authorised person (print)

ANNEXURE 1

1. Services

"Services" means:

(a) oversight the clinical trial, IMM-124E-2001, for the treatment of NASH (Non-alcoholic Steatohepatitis) as directed by the Client, which includes;

(i) assist the Client in complying with their responsibilities as sponsor of the trial, as defined in the requirements of Good Clinical Practice, as specified and/or adopted by the TGA and the FDA from time to time;

(ii) identifying, engaging and managing third party sub-contractors on behalf of the Client and at expense of the Client, including sites, laboratory and other testing service providers, monitoring and data management and statistical services; and

(iii) project management of all the functions needed to support the clinical trial, including regulatory activities, formulation of product for development and manufacture and research for characterisation of IMM-124E,

(iv) Personally visit and contact all PIs in the trial on a regular basis to ensure consistent trial enrolment

(v) To ensure the trial is completed and results are analysed and published. .

(b) The Consultant will advise, develop and execute in all other Client activities related to pipeline products in the USA and elsewhere, including but not limited to

(i) IMM-529 for trials in C. difficile

(ii) NIH sponsored trials (Pediatric NASH trial, and ASH trial)

(iii) Other clinical studies as required (e.g. diabetes)

(iv) Business development activities

(v) Meeting with shareholders, promoting Immuron's assets within the market etc.

(c) Provide advise to the Client as agreed from time to time on topics not included in the preliminary scope of services.

The parties will mutually agree the manner of delivery of the Services as required from time to time. The Services are provided as directed by the Client. It is agreed that the Consultant will visit USA study sites on a regular basis. It is also agreed than seating will be in Business Class in respect to all trips exceeding 5 hours. All travel must first be approved by CEO.

The Client will undertake all responsibilities as sponsor for clinical trials and, as such, will enter into contracts with third parties for the delivery of the relevant Services and the Consultant will be listed as agent of the client in such contracts. The Consultant will be appointed as Chief Medical Officer solely responsible of all medical and clinical activities within the Company.

2. Term

April 1st, 2017 to 30 April 2018

3. Fees and Options

(a) Fees (GST exclusive) $16,667 USD per month for a 9 hour 5 day per working week in respect to the Consultant Services only. The Fees and reimbursement of any expenses of the Consultant shall be transferred to the consultant bank account on the 1st day of each month.

(b) In addition to the above Fees, the Consultant shall be entitled to receive 1,000,000 options, which will vest immediately, exercisable at any time up until they expire on the October 1st 2018 from the effective time of this agreement at a strike price of $0.5 AUD.

4. Termination

This agreement can be terminated in writing by either party at any time with three months' notice.

ANNEXURE 2

TERMS

1. Definitions and interpretation

1.1 Definitions

1.1.1 Where commencing with a capital letter:

Background Material means all material provided by the Client to the Consultant for the purpose of this agreement;

Contract Material means all material brought into existence for the purpose of providing the Services;

Intellectual Property means all patents, trade marks and designs (whether registered or not), copyright, know-how and trade secrets subsisting in the Contract Material or arising out of the provision of the Services;

Services means the services to be provided by the Consultant specified in Annexure 1; and

Term means the term specified in Annexure 1.

1.1.2 Capitalised words which are not defined have the meaning given to them in Annexure 1.

1.1.3 Where a word or phrase is given a defined meaning another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

1.2 Presumptions of interpretation

Unless the context otherwise requires a word which denotes:

(a) the singular denotes the plural and vice versa; and

(b) a person includes an individual, a body corporate and a government.

1.3 Successors and assigns

A person includes the trustee, executor, administrator, successor in title and assign of that person. This clause must not be construed as permitting a party to assign any right under this agreement.

2. Appointment of the Consultant

2.1 Appointment

The Client appoints the Consultant to provide the Services for the Term in accordance with the timetable agreed by the parties and on the terms set out in this agreement, and the Consultant accepts the appointment.

2.2 Nominated Persons

The Consultant:

(a) must, subject to the terms of this agreement, cause only the Nominated Persons to perform the work in respect of the Services on behalf of the Consultant;

(b) undertakes that the Nominated Persons will perform this work to the best of their skill and ability; and

3. Obligations of the Consultant

3.1 Liaison

The Consultant must:

(a) liaise with the Client in providing the Services; and

(b) if requested by the Client, provide reasonable details of the Consultant's proposed course of action and strategies,

for the purpose of enabling the Client to review the performance of the Consultant's obligations under this agreement.

3.2 Comply with all laws

The Consultant must comply with all relevant laws when performing the Consultant's obligations under this agreement.

4. Insurance

(a) Client must insure Consultant and nominated persons

5. Fees and expenses

5.1 Fees

The Client must pay the Consultant for providing the Services the fees specified in Annexure 1.

5.2 Expenses

The Client must reimburse the Consultant for all reasonable expenses incurred by the Consultant in providing the Services, provided that the Consultant gives the Client:

(a) details of the expenses incurred, together with evidence acceptable to the Client of the incurring of those expenses; and

(b) all assistance reasonably required by the Client to verify the expenses incurred.

(c) Expenses include all the items listed as follow:

(i) Nominated Persons as agreed

(ii) Office including 12 months commitment of approximately 15,000 USD annually

(iii) Office equipment: laptop per employee (as required), printer

(iv) All travel expenses including flights, hotel, meals, hosting, etc.

(v) iPhone purchase, cell phone bill including overseas calls.

(vi) 1 hour a week for accounting services.

5.3 Payment

The Client must, subject to this clause 4, pay the fees and expenses referred to in clause 4.1 as well as the fees to the nominated persons and office rent on the 1st of each month to the Consultant's bank account.

Payments in respect to expenses which are not constant shall be paid in the following manner:

(a) the Consultant must after the end of each month provide to the Client an invoice setting out details of:

(i) the Services provided, time worked and fees payable; and

(ii) the expenses incurred,

in that month; and

(b) the Client must pay the invoice within 14 days after receipt of it.

5.4 GST

Unless otherwise indicated, amounts stated in this agreement do not include GST. In relation to any GST payable for a taxable supply by a party under this agreement, the recipient of the supply must pay the GST subject to the supplier providing a tax invoice. Terms used in this clause 4.4 which are defined in the GST Act have the same meaning as in the GST Act.

6. Confidentiality

6.1 Agreement terms

Neither party may, during or after the Term, except in the proper course of performance of this agreement, disclose to any person without the other party's prior written consent the terms of this agreement.

6.2 Material

The Consultant must not, during or after the Term:

(a) except in the proper course of performance of this agreement, disclose to any person without the Client's prior written consent any Background Material or Contract Material; or

(b) use or attempt to use any Background Material or Contract Material in any manner which may cause injury or loss to the Client or in any manner other than that contemplated by this agreement.

6.3 Exclusions

The obligations under clauses 5.1 and 5.2 do not apply to information which:

(a) is lawfully in the public domain; or

(b) is required to be disclosed by law; or

(c) is independently developed by Consultant without reference to Client confidential information.

7. Intellectual property

7.1 Assignment

The Consultant assigns all Intellectual Property to the Client as and when it is created.

7.2 Licence to the Consultant

The Client grants the Consultant a royalty free licence to use the Intellectual Property and the intellectual property rights in the Background Material for the purpose of enabling the Consultant to provide the Services.

8. Warranty

The Consultant warrants that to the best of its knowledge the provision of the Services will not infringe any other person's intellectual property rights and that the Client will be entitled to use the Contract Material without the consent of any other person.

9. Material

9.1 Background Material

The Background Material remains the property of the Client and, on termination of this agreement, the Consultant must immediately return the Background Material and all copies of it to the Client.

9.2 Contract Material

On termination of this agreement, the Consultant must immediately deliver the Contract Material and all copies of it to the Client.

10. Relationship of the parties

10.1 No partnership

Nothing contained in this agreement creates an agency, partnership, joint venture or employment relationship between the Client and the Consultant

or any of their respective employees, agents or contractors.

10.2 No holding out

Neither party may hold itself out as being entitled to contract or accept payment in the name of or on account of the other party.

11. Limitation of liability

11.1 Exclusion

The Consultant's only liability is as expressly stated in this agreement and, to the extent permitted by law, all other liability is excluded.

11.2 Limitation

11.2.1 Company shall insure Consultant against liability on standard insurance policy for office holders. In no event will the Contractor be liable to the Client (whether in contract, tort or otherwise) for any consequential, special, incidental or indirect loss or damage including loss of profit (whether consequential, special, incidental or indirect) which may arise under or in connection with this agreement.

12. Termination

12.1 By Client

The Client may terminate this Agreement by providing ninety (90) days written notice to the Consultant subject to the payment of fees attributable to the provision of the Services and costs and expenses reasonably incurred as at the date of termination.

12.2 Default

If a party (**Defaulting Party**):

(a) goes into liquidation, has a receiver or receiver and manager appointed to it or any part of its assets, enters into a scheme of arrangement with creditors or suffers any other form of external administration;

(b) fails, within 7 days after receipt of notice, to remedy any breach of its obligations under this agreement which is capable of remedy;

(c) breaches any of its obligations under this agreement which is not capable of remedy; or

(d) persistently breaches its obligations under this agreement,

the other party may, by notice to the Defaulting Party, terminate this agreement and recover from the Defaulting Party all damages, losses, costs and expenses suffered by the other party.

13. Dispute resolution

13.1 Dealing with disputes

13.1.1 The parties must, without delay and in good faith, attempt to resolve any dispute which arises out of or in connection with this agreement prior to commencing any proceedings.

13.1.2 If a party requires resolution of a dispute it must do so in accordance with the provisions of this clause 12 and the parties acknowledge that compliance with these provisions is a condition precedent to any entitlement to claim relief or remedy whether by way of proceedings in a court of law or otherwise in respect of such disputes.

13.2 Resolution by management

13.2.1 If a party requires resolution of a dispute it must immediately submit full details of the dispute to the Chairman of the Board of Directors of the Client or the Consultant.

13.2.2 If the dispute is not resolved within 1 month of submission of the dispute to them, or such other time as they agree, the provisions of clause 12.3 will apply.

13.3 Conciliation

13.3.1 Disputes must be submitted to conciliation in accordance with and subject to The Institute of Arbitrators and Mediators Australia Mediation and Conciliation Rules.

13.3.2 A party may not commence proceedings in respect of the dispute unless the dispute is not settled by conciliation within 1 month of submission to conciliation, or such other time as the parties agree.

13.3.3 Expenses for consolidation will be born on the client

14. Miscellaneous

14.1 Notices

14.1.1 A notice under this agreement must be in writing and may be given to the addressee by:

(a) delivering it to the address of the addressee;

(b) sending it by pre-paid registered post to the address of the addressee; or

(c) sending it by fax to the fax number of the addressee,

and the notice will be deemed to have been received by the addressee on receipt.

14.1.2 A fax is deemed to have been received on production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the fax number of the addressee.

14.2 Amendment

This agreement may only be varied by the written agreement of the parties.

14.3 Assignment

Neither party may assign a right under this agreement without the prior written consent of the other party.

14.4 Entire agreement

14.4.1 This agreement embodies the entire understanding and agreement between the parties as to its subject matter.

14.4.2 All previous negotiations, understandings, representations, warranties, memoranda or commitments in relation to, or in any way affecting, the subject matter of this agreement are merged in and superseded by this agreement.

14.5 Consent

Where the consent or approval of a party is required under this agreement, the party must not unreasonably withhold consent or approval.

14.6 Waiver

A waiver under this agreement is not binding on a party unless it is in writing and signed by the party. A waiver is not a waiver of any other right.

14.7 Further assurance

Each party must promptly sign all documents and do all things that the other party from time to time reasonably requests to effect, perfect or complete this agreement and all transactions incidental to it.

14.8 Severance

Each of the agreements of the parties under this agreement is severable from the others and the severance of one agreement does not affect the other agreements.

14.9 Legal costs

The parties must each pay their own legal and other expenses relating directly or indirectly to the negotiation, preparation and signing of this agreement and all documents incidental to it.

14.10 Governing law and jurisdiction

14.10.1 This agreement is governed by and must be construed in accordance with the laws of Victoria, Australia.

14.10.2 Each party:

(a) irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria, Australia and all courts which have jurisdiction to hear appeals from those courts; and

(b) waives any right to object to proceedings being brought in those courts for any reason.

14.10.3 The Consultant will not, whilst receiving payment for consulting from the Company (i) solicit, interfere with or endeavour to entice away from the Client any person who at any time within twelve months prior to the date of the termination of this Agreement was an employee or consultant of the Client.; or (ii) assist any person engaged, concerned or interested, or about to be engaged, concerned, or interested in any business which is, or is about to be, in competition with the Client .